UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2016

Donnelley Financial Solutions, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-37728	36-4829638
(Commission File Number)	(IRS Employer Identification No.)

35 West Wacker Drive,
Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

(312) 326-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 26, 2016, Donnelley Financial Solutions, Inc. (the “Company”) amended (the “Amendment”) the employment agreement between the Company and Daniel N. Leib, dated May 3, 2011 and assumed the Company pursuant to the Assignment of Employment Agreement and Acceptance of Assignment by and between RR Donnelley & Sons Company, the Company and Mr. Leib, dated September 29, 2016 (the “Employment Agreement”). Under the terms of the Amendment:

•	Mr. Leib’s base salary was increased to $700,000 per year;

•	Mr. Leib’s annual target bonus opportunity was decreased to 100% of base salary; and

•	Mr. Leib’s Severance Pay (as defined in the Employment Agreement) was increased to two times his Annualized Total Compensation (as defined in the Employment Agreement), payable in equal installments over a period of 24 months.

All other terms and conditions of the Employment Agreement remain in full force and effect.

The description above is qualified in its entirety by reference to the Amendment to Mr. Leib’s Employment Agreement, which is attached as Exhibit 10.1 hereto and incorporated into this Item 5.02 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	Amendment to Employment Agreement between the Company and Daniel N. Leib.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DONNELLEY FINANCIAL SOLUTIONS, INC.

Date: October 27, 2016	By:	/s/ Jennifer Reiners
	Name:	Jennifer Reiners
	Title:	General Counsel and Corporate Secretary